UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2026

Group 1 Automotive, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-13461	76-0506313
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

730 Town and Country Blvd, Suite 500

Houston, Texas 77024

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (713) 647-5700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	GPI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if that registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective September 23, 2026 (the “Closing Date”), Group 1 Realty, Inc. (the “Borrower”), a subsidiary of Group 1 Automotive, Inc. (the “Company”), entered into a master credit agreement (the “Credit Agreement”) with Bank of America, N. A., as lender (the “Lender”), providing for a term loan in a maximum principal amount of $190,336,250, which is equal to 85% of the appraised value of all mortgaged properties (the “Properties”). Once repaid, any principal amounts may not be reborrowed.

Such term loan shall be evidenced by a Term Note With Draw Period (the “Term Note”). Interest on the term loan accrues at Term SOFR (as defined in the Term Note) plus 145 basis points.

The Credit Agreement is secured by, among other things, mortgages on the Properties of the Borrower and certain of its subsidiaries set forth in the Credit Agreement (the “Guarantors”), as well as security interests on the fixtures and improvements, replacements, accessions and additions related to the Properties and proceeds thereof. The Borrower shall have the right to include additional Properties as collateral pursuant to the terms of the Credit Agreement. The obligations under the Credit Agreement and the Term Note shall be guaranteed by the Company and the Guarantors.

The Credit Agreement contains a number of covenants that, among other things, restrict the Borrower’s and the Guarantors’ ability to incur additional indebtedness secured by the Properties, create liens on the Properties or related Collateral, dispose of or transfer all or substantially all of the Borrower’s or any Guarantor’s assets (other than dispositions of Properties in compliance with the release provisions of the Credit Agreement), enter into agreements restricting liens on the Properties, make loans or advances (other than in the ordinary course of business) and engage in mergers or consolidations. The Credit Agreement also contains Events of Default (as defined in the Credit Agreement), including non-payment of obligations and cross-defaults to certain of the Company’s other material indebtedness. Upon the occurrence of an Event of Default, the Borrower could be required to immediately repay all or certain portions of the amount outstanding under the Credit Agreement.

The Credit Agreement and Term Note mature on September 23, 2033.

The description of the Credit Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Master Credit Agreement, dated September 23, 2026, by and among Group 1 Realty, Inc. as Borrower, and Bank of America, N.A.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Group 1 Automotive, Inc.

Date: September 24, 2026	By:	/s/ Gillian A. Hobson
	Name:	Gillian A. Hobson
	Title:	Senior Vice President